UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 30, 2007
ACCESS PLANS USA, INC.
(Name of business issuer in its Charter)

OKLAHOMA (State or other jurisdiction of incorporation or organization)	001-15667 (Commission File Number)	73-1494382 (I.R.S. Employer Identification No.)
4929 Royal Lane, Suite 200
Irving, Texas 75063
(Address of principal executive offices)
(866) 578-1665
(Issuer’s telephone number)
Former Name:
Precis, Inc.
2040 North Highway 360
Grand Prairie, TX 75050
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 5.02 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Exhibits
SIGNATURE
Press Release

Item 2.01 Completion of Acquisition or Disposition of Assets
Access Plans USA, Inc., formerly known as Precis, Inc., the “Company” announced on January 30, 2007 that it has completed its merger (the “Merger”) with Insurance Capital Management USA Inc (“ICM”). The merger was approved by the Company’s shareholders.
Other than with respect to the Agreement and Plan of Merger (the “Merger Agreement”) entered into to effect the Merger, there is no relationship between the Company or its affiliates and any of the other parties to the Merger Agreement.
The Merger Agreement was filed as an exhibit to the preliminary Proxy Statement filed by the Company on November 9, 2006 and the Definitive Proxy Statement filed by the Company on December 28, 2006 (the “Proxy Statement”), and is incorporated herein by reference.
As a result of the completion of the Merger:
•	The shareholders of ICM caused ICM to merge with and into us and its subsidiaries will become our wholly-owned subsidiaries.

•	We issued and delivered 4,498,529 shares of our common stock to ICM’s shareholders. The number of shares equals 5.4051056 shares per dollar of Adjusted EBITDA. (as determined in the Merger Agreement) for the nine-month period ended September 30, 2006.

•	We will issue and deliver, as more fully discussed in the preliminary Proxy Statement, additional shares of our common stock to ICM’s shareholders provided the acquired companies’ Adjusted EBITDA during any four consecutive calendar quarters ending on or prior to December 31, 2007 exceeds the Adjusted EBITDA for the nine-month period ended September 30, 2006.

•	The maximum number of shares to be issued and delivered to the ICM shareholders is 6,756,382.
The Company issued a press release announcing its completion of the Merger. The press release is included in this Current Report on Form 8-K as Exhibit 99.1.

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Item 5.02 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors of the Company has elected Peter W. Nauert as its Chairman. In addition, Mr. Nauert was appointed C.E.O. and President of the Company. Frank Apodaca, who held the position of President after the departure of the Company’s previous C.E.O. will remain with the Company as the President and C.E.O. of its Access HealthSource, Inc. subsidiary (“Access”), a position he has held since the Company acquired Access in June 2004.
Peter W. Nauert was the founder of Insurance Capital Management USA, Inc. and served as its Chairman from its inception in 2002. From December 2003 to February 2005, Mr. Nauert was Chairman of the Board and controlling shareholder of Aegis Financial Corporation, the parent of States General Life Insurance Company (“SGLIC”). Prior to founding ICM, Mr. Nauert was Chairman and CEO of Ceres Group, Inc., a publicly traded insurance company, from July 1998 to June 2002. Mr. Nauert served as Chief Executive Officer of Pioneer Financial Services from 1982 to 1997. Mr. Nauert received a Juris Doctor from George Washington University as well as a Bachelor of Science degree in Business Administration from Marquette University.
The Board of Directors named Ian Stuart as the Chief Operating Officer of the Company. Frank Apodaca, who held the position of C.O.O. will remain with the Company as the President and C.E.O. of its Access HealthSource, Inc. subsidiary, a position he has held since the Company acquired Access in June 2004.
Ian R Stuart joined Insurance Capital Management USA, Inc in October 2004 and served as ICM’s Chief Financial Officer and Chief Operating Officer until its merger with us in January 2007. Prior to joining ICM, Mr. Stuart was employed by Citigroup, from 1991 to 2004, principally in various divisional chief financial officer roles in insurance, banking and commercial leasing businesses. Mr. Stuart began his professional career as an accountant in London, England in 1977 and held several positions at Price Waterhouse from 1981 to 1991. Mr. Stuart completed a Hatfield College (England) accounting program in 1976.
Mr. Nauert and Mr. Stuart will each receive a base salary of $300,000 and $200,000 respectively. They will each serve at the pleasure of the Board of Directors of the Company and will be entitled to receive employee benefits as may be available to other employees of the Company. They each will also participate in any incentive compensation program established by the Company.
Item 9.01 Exhibits

Exhibit 99.1:	Press Release issued by the Company, dated January 30, 2007.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS PLANS USA, INC. (formerly known as PRECIS, INC.)
By:	/s/ Peter W. Nauert
Peter W. Nauert
President and C.E.O.

Dated: January 30, 2007

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